EXHIBIT 99.1
PRESS RELEASE

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
                                                                                                                                           Richmond, VA 23226-8100 USA
                                                                                                                                                                 Tel. 804.289.9600
 Fax 804.289.9770

FOR IMMEDIATE RELEASE

Contact:
Investor Relations
804.289.9709

Brink’s Reports Fourth-Quarter Results
Revenue Up 13%
GAAP EPS $.36 vs. $.40; Non-GAAP $.56 vs. $.80
Growth in Latin America Offset by Higher Security Costs

RICHMOND, Va., February 2, 2012 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, reported fourth-quarter earnings and full-year 2011 earnings.

Fourth-Quarter Highlights
GAAP:
•	Revenue $997 million, up 13% (9% organic growth), EPS: $.36 vs. $.40
•	Segment profit $72 million, up 1% (margin 7.3% vs. 8.2%)
•	International margin 8.9% vs. 8.3%, North America 2.3% vs. 7.7%
Non-GAAP:
•	Revenue $997 million, up 13% (9% organic growth), EPS: $.56 vs. $.80
•	Segment profit $74 million, down 13% (margin 7.4% vs. 9.6%)
•	International margin 8.9% vs. 10.4%, North America 2.6% vs. 7.5%
•	U.S. retirement costs excluded from non-GAAP results
Other:
•	Management reiterates strategy and 2012 outlook
•	Mexico acquisition profitable, on track for continued improvement
•	2012 U.S. pension plan contribution to be funded with company stock
Tom Schievelbein, interim president and chief executive officer, said: “Fourth-quarter results reflect continued strong growth in Latin America that was more than offset by the persistence of disappointing results in North America and Europe, both of which continue to face difficult market conditions.  Our near-term goal is to improve profits by demonstrating meaningful progress against our three primary strategic objectives--    growing high-value services, investing in emerging markets, and maximizing profits in North America and Europe.

“We’re confident that continued expansion of our Global Services business will drive growth in high-value services, and our Mexico acquisition is on track to contribute to continued profit growth in Latin America.
“In North America, we’ve taken steps to reduce costs and improve efficiency and customer service.  These and other actions should boost profits by $10 million to $20 million on an annualized basis.  Similar actions in Europe should lead to a slight improvement in 2012, with additional improvement in 2013 and later years.  We are committed to creating value for shareholders, and will accelerate efforts to deliver on this commitment.  In 2012, we expect our segment margin rate to be in a range between 6.5% and 7.0%.  Annual organic revenue growth should be 5% to 8% and we anticipate unfavorable currency impact of 3% to 5%.”
Summary Reconciliation of GAAP to Non-GAAP EPS
				Fourth Quarter			Full Year
				2011	2010	2011	2010
GAAP EPS				$0.36	$0.40	$1.52	$1.17
Exclude U.S. retirement plan expenses				0.09	0.07	0.37	0.28
Exclude costs related to former CEO retirement				0.05	-	0.05	-
Exclude Belgium exit charges				-	0.16	0.13	0.16
Exclude gains on asset sales, acquisitions and dispositions				-	0.12	(0.20)	0.12
U.S. healthcare legislation charge				-	-	-	0.29
Adjust quarterly tax rate to full-year average rate				0.05	0.05	-	-
Other				0.01	-	0.03	(0.02)
Non-GAAP EPS*				$0.56	$0.80	$1.90	$1.99

*Non-GAAP results are reconciled to the applicable GAAP results in more detail on pages 13 - 17. Amounts may not add due to rounding.
Summary of Fourth-Quarter and Full-Year Results
	Fourth Quarter				Full Year
(In millions, except per share amounts)	2011	2010	% Change		2011	2010	% Change

GAAP
Revenues	$997	881	13%		$3,886	3,122	24%
Segment operating profit(a)	72	72	1		231	209	11
Non-segment expense	(21)	(25)	(16)		(60)	(63)	(4)
Operating profit	51	47	10		171	146	17
Income from continuing operations (b)	17	19	(10)		73	57	29
Diluted EPS from continuing operations (b)	0.36	0.40	(10)		1.52	1.17	30

Non-GAAP (c)
Revenues	$997	881	13%		$3,886	3,122	24%
Segment operating profit (a)	74	85	(13)		247	225	10
Non-segment expense	(11)	(10)	3		(41)	(36)	12
Operating profit	63	74	(15)		206	188	9
Income from continuing operations (b)	27	38	(29)		92	96	(5)
Diluted EPS from continuing operations (b)	0.56	0.80	(30)		1.90	1.99	(5)
Amounts may not add due to rounding.
(a)
Segment operating profit is a non-GAAP measure that is reconciled to operating profit, a GAAP measure, on pages 8 and 9.  Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.
(c)	Non-GAAP results are reconciled to GAAP results on pages 13 – 17.

Segment Overview – Fourth Quarter
Fourth-quarter revenue increased 13% (9% organic), reflecting organic growth in all regions except North America.  The 13% decline in non-GAAP segment profit reflects a segment margin of 7.4%, down from 9.6% in 2010.  The primary driver of the decline was higher security costs, which affected all regions.  Security costs were exceptionally low in 2010, but were more in line with historical norms in 2011.

Latin America, which now represents 38% of total revenue and is the company’s fastest growing segment, generated a 34% revenue increase to $393 million.  This increase included the Mexico acquisition and 23% organic growth, which was driven by retroactive price increases in Venezuela and additional price and volume increases in other countries.  Profit was up 26% due mainly to organic growth in Venezuela, Mexico and Argentina.  Mexico operations were profitable for the quarter and year, and slightly ahead of expectations.

North America profit declined sharply in the fourth quarter, from $18 million to $6 million, due to higher security costs and the continuation of price and volume pressure, especially in the U.S.  The non-GAAP segment margin was 2.6%, down from 7.5% in the year-ago quarter.  Brink’s is continuing to resist pricing at levels that it feels are inconsistent with its commitment to provide the highest levels of service in the industry.  Brink’s has lost and may continue to lose volume as a result of this strategy, but is accelerating actions to reduce costs, improve efficiency and add new business.  These and other actions are expected to lift annual profits by $10 million to $20 million.  Revenue in North America rose 5% to $244 million due to the Canadian acquisition last year, which was slightly profitable in its first year as part of Brink’s.

Profit from the EMEA region improved slightly over a year-ago quarter that included a $13 million charge related to the exit of the CIT business in Belgium.  Non-GAAP profit fell by $13 million due mainly to higher security costs.  Revenue improved slightly to $320 million.

In Asia-Pacific, revenue grew 3% to $40 million while profit fell slightly due to higher security costs.

Non-Segment Expenses

Non-segment expenses declined from $25 million to $21 million.  The 2010 results included a Mexico acquisition-related loss ($9 million) and 2011 included the former CEO’s retirement costs ($4 million).  On a non-GAAP basis, these expenses were relatively flat at $11 million.

Capital Expenditures

Fourth-quarter capital expenditures were $78 million versus $46 million in 2010.  During the quarter, Brink’s entered into capital lease agreements for new assets of $3 million versus $14 million in 2010.

Full-year 2011 capital expenditures were $196 million versus $149 million in 2010.  During 2011, the company entered into capital lease agreements for new assets of $43 million versus $34 million in 2010.

Capital expenditures in 2012 are expected to be between $210 million and $220 million, including approximately $30 million in Mexico.  Capital lease agreements for new assets are expected to be between $30 million and $40 million.

Income Taxes

On a GAAP basis, fourth-quarter tax expense was $22 million versus $21 million in 2010 (45% effective rate in both years).  The full-year 2011 tax expense was $59 million (38% effective rate) versus $67 million in 2010 (48% effective rate).  The full-year 2011 effective rate was favorably affected by an $8 million valuation allowance release in the U.S., partially offset by tax expense resulting from repatriation and the mix of earnings.  The full-year 2010 effective rate was unfavorably affected by a $9 million non-deductible charge on the Mexico acquisition and a $14 million tax charge related to U.S. healthcare legislation.

On a non-GAAP basis, the full-year 2011 rate was 39% versus the 2010 rate of 36%.  The lower 2010 non-GAAP rate was primarily due to an income tax benefit related to a tax settlement.  The full-year rate in 2012 is expected to be between 37% and 40%.

Pension Plan Contribution

Brink’s plans to fund its 2012 contribution to its U.S. pension fund with company stock, and is considering using stock to fund additional contributions in future years.  The company expects to file a shelf registration statement for $150 million of common stock in the first quarter.

Conference Call

Brink’s will host a conference call on February 2 at 11:00 a.m. Eastern Time to review fourth-quarter results.  Interested parties can listen by calling (877) 407-8031 (domestic) or + (201) 689-8031 (international), or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through February 16, 2012, by calling (877) 660-6853 (domestic) or + (201) 612-7415 (international).  The conference account number is 286 and the conference ID for the replay is 386287.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company

The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results
Non-GAAP results described in this earnings release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  In addition, Brink’s believes the measures will help investors assess the ongoing operation and provides an alternative for valuing our legacy liabilities.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements
This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future performance for The Brink’s Company and its global operations, including organic revenue growth and segment operating profit margin in 2012, growth of high-value services, including our Global Services business, the performance of investments in emerging markets, including Mexico, maximizing profits in North American and Europe, including the effects of actions taken to reduce costs and improve efficiency and customer service, the effects of our pricing strategy in North America, anticipated 2012 capital expenditures and capital lease agreements, the anticipated annual effective tax rate for 2012, a planned stock contribution to the U.S. pension fund and shelf registration statement in connection with possible future contributions, projected non-segment expense and interest expense, projected net income attributable to noncontrolling interests, and depreciation and amortization for 2012.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to continuing market volatility and commodity price fluctuations and their impact on the demand for our services, our ability to continue profit growth in Mexico and the rest of Latin America, our ability to maintain or improve volumes at favorable pricing levels and increase cost efficiencies in the United States, the effect of current macro-economic uncertainty on our operations in Europe, investments in information technology and value-added services and their impact on revenue and profit growth, the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates, the implementation of high-value solutions, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, our ability to integrate successfully recently acquired companies and improve their operating profit margins, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify acquisitions and other strategic opportunities in emerging markets, regulatory and labor issues in many of our global operations and security threats worldwide, the impact of turnaround actions responding to current conditions in Europe and our productivity and cost control efforts in that region, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, the outcome of pending and future claims and litigation, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, employee and environmental liabilities in connection with our former coal operations, black lung claims incidence, the impact of the Patient Protection and Affordable Care Act on black lung liability and operations, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, changes in estimates and assumptions underlying our critical accounting policies, access to the capital and credit markets, seasonality, pricing and other competitive industry factors.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2010 and in our other public filings with the Securities and Exchange Commission.  Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

FINANCIAL STATEMENTS AND SELECTED INFORMATION

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions)

	GAAP		Non-GAAP
	Full-Year	Full Year 2012	Full-Year	Full Year 2012
	2011	Estimate	2011	Estimate
Organic revenue growth
International	12%	7% – 10%	12%	7% – 10%
North America	-	-	-	-
Total	8%	5% – 8%	8%	5% – 8%

Currency impact on revenue
International	5%	(4)% – (6)%	5%	(4)% – (6)%
North America	1%	-	1%	-
Total	4%	(3)% – (5)%	4%	(3)% – (5)%

Segment margin
International	6.9%	7.0% – 8.0%	7.3%	7.0% – 8.0%
North America	3.2%	4.5% – 5.5%	3.6%	4.5% – 5.5%
Total	5.9%	6.5% – 7.0%	6.3%	6.5% – 7.0%

Non-segment expense:
General and administrative	$43	43	$43	43
Retirement plans	25	47	-	-
Royalty income	(2)	(2)	(2)	(2)
CEO retirement costs (a)	4	-	-	-
Gains on acquisitions and asset dispositions (b)	(10)	-	-	-
Non-segment expense	$60	89	$41	41

Effective income tax rate	38%	37% – 40%	39%	37% – 40%

Interest expense	$24	23 – 26	$24	23 – 26

Net income attributable to
noncontrolling interests	$24	24 – 28	$23	24 – 28

Fixed assets acquired:
Capital expenditures	$196	210 – 220	$196	210 – 220
Capital leases (c)	43	30 – 40	43	30 – 40
Total	$239	240 – 260	$239	240 – 260

Depreciation and amortization	$162	175 – 190	$162	175 – 190

Amounts may not add due to rounding.

(a)	To eliminate costs related to the retirement of the former CEO.
(b)
To eliminate gain recognized on the sale of the U.S. document destruction business ($6.7 million), gains related to acquisition of controlling interest in subsidiaries that were previously accounted for as equity or cost method investments ($2.5 million), and gains on sales of former operating assets ($0.5 million).

(c)
Includes capital leases for newly acquired assets only.  Sales leaseback transactions that occurred during 2011 of $18 million for assets that were originally purchased and included as capital expenditures have been excluded from “Fixed assets acquired -- capital leases.”

The Brink’s Company and subsidiaries
Fourth Quarter 2011 vs. 2010 (Unaudited)
(In millions)

Segment Results – GAAP

		Organic	Acquisitions /	Currency		% Change
	4Q '10	Change	Dispositions (b)	(c)	4Q '11	Total	Organic
Revenues:
EMEA	$315	11	(2)	(4)	320	2	4
Latin America	294	66	49	(16)	393	34	23
Asia Pacific	39	2	-	(1)	40	3	4
International	648	79	47	(20)	753	16	12
North America	233	-	12	(1)	244	5	-
Total	$881	79	58	(21)	997	13	9
Operating profit:
International	$54	(4)	19	(2)	67	24	(7)
North America	18	(13)	-	-	6	(69)	(71)
Segment operating profit	72	(16)	19	(2)	72	1	(23)
Non-segment (a)	(25)	(5)	9	-	(21)	(16)	18
Total	$47	(21)	27	(2)	51	10	(45)

Segment operating margin:
International	8.3%				8.9%
North America	7.7%				2.3%
Segment operating margin	8.2%				7.3%

Segment Results - Non-GAAP

		Organic	Acquisitions /	Currency		% Change
	4Q '10	Change	Dispositions (b)	(c)	4Q '11	Total	Organic
Revenues:
EMEA	$315	11	(2)	(4)	320	2	4
Latin America	294	66	49	(16)	393	34	23
Asia Pacific	39	2	-	(1)	40	3	4
International	648	79	47	(20)	753	16	12
North America	233	-	12	(1)	244	5	-
Total	$881	79	58	(21)	997	13	9
Operating profit:
International	$67	(3)	5	(2)	67	-	(5)
North America	18	(11)	-	-	6	(63)	(65)
Segment operating profit	85	(15)	5	(2)	74	(13)	(17)
Non-segment (a)	(10)	-	-	-	(11)	3	3
Total	$74	(15)	5	(2)	63	(15)	(20)

Segment operating margin:
International	10.4%				8.9%
North America	7.5%				2.6%
Segment operating margin	9.6%				7.4%
Amounts may not add due to rounding.
(a)	Includes income and expense not allocated to segments (see page 11 for details).
(b)	Includes operating results and gains/losses on acquisitions, sales and exit of businesses.
(c)
Revenue and Segment Operating Profit: The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela is the U.S. dollar under highly inflationary accounting rules.  Remeasurement gains and losses under these rules are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

The Brink’s Company and subsidiaries
Full Year 2011 vs. 2010 (Unaudited)
(In millions)

Segment Results – GAAP

		Organic	Acquisitions /	Currency		% Change
	YTD '10	Change	Dispositions (b)	(c)	YTD '11	Total	Organic
Revenues:
EMEA	$1,200	59	(25)	63	1,297	8	5
Latin America	877	182	364	38	1,461	66	21
Asia Pacific	127	22	-	6	154	22	17
International	2,204	262	339	106	2,911	32	12
North America	918	-	49	8	974	6	-
Total	$3,122	263	388	114	3,886	24	8
Operating profit:
International	$165	10	12	13	200	21	6
North America	44	(15)	1	1	31	(29)	(33)
Segment operating profit	209	(4)	13	14	231	11	(2)
Non-segment (a)	(63)	(15)	18	-	(60)	(4)	24
Total	$146	(19)	31	14	171	17	(13)

Segment operating margin:
International	7.5%				6.9%
North America	4.8%				3.2%
Segment operating margin	6.7%				5.9%

Segment Results – Non-GAAP

		Organic	Acquisitions /	Currency		% Change
	YTD '10	Change	Dispositions (b)	(c)	YTD '11	Total	Organic
Revenues:
EMEA	$1,200	59	(25)	63	1,297	8	5
Latin America	877	182	364	38	1,461	66	21
Asia Pacific	127	22	-	6	154	22	17
International	2,204	262	339	106	2,911	32	12
North America	918	-	49	8	974	6	-
Total	$3,122	263	388	114	3,886	24	8
Operating profit:
International	$181	11	10	10	212	17	6
North America	43	(10)	1	1	35	(20)	(24)
Segment operating profit	225	-	12	10	247	10	-
Non-segment (a)	(36)	(4)	-	-	(41)	12	12
Total	$188	(4)	12	10	206	9	(2)

Segment operating margin:
International	8.2%				7.3%
North America	4.7%				3.6%
Segment operating margin	7.2%				6.3%
Amounts may not add due to rounding. See page 8 for footnote explanations.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)
(In millions, except per share amounts)

	Fourth Quarter		Full Year
	2011	2010	2011	2010

Revenues	$997.1	880.6	3,885.5	3,121.5

Costs and expenses:
Cost of revenues	800.4	696.2	3,174.3	2,536.4
Selling, general and administrative expenses	142.8	119.1	543.1	429.3
Total costs and expenses	943.2	815.3	3,717.4	2,965.7
Other operating income (expense)	(2.5)	(18.4)	3.2	(9.5)

Operating profit	51.4	46.9	171.3	146.3

Interest expense	(5.8)	(5.8)	(24.0)	(14.8)
Interest and other income (expense)	2.3	5.4	9.1	8.1
Income from continuing operations before tax	47.9	46.5	156.4	139.6
Provision for income taxes	21.5	21.0	59.4	67.1

Income from continuing operations	26.4	25.5	97.0	72.5

Income (loss) from discontinued operations, net of tax	(1.5)	0.7	1.5	0.3

Net income	24.9	26.2	98.5	72.8

Less net income attributable to noncontrolling interests	(9.1)	(6.3)	(24.0)	(15.7)

Net income attributable to Brink’s	$15.8	19.9	74.5	57.1

Amounts attributable to Brink’s:
Income from continuing operations	$17.3	19.2	73.0	56.8
Income (loss) from discontinued operations	(1.5)	0.7	1.5	0.3

Net income attributable to Brink’s	$15.8	19.9	74.5	57.1

Earnings (loss) per share attributable to Brink’s common shareholders (a):
Basic:
Continuing operations	$0.36	0.40	1.52	1.18
Discontinued operations	(0.03)	0.02	0.03	0.01
Net income	$0.33	0.42	1.56	1.18

Diluted:
Continuing operations	$0.36	0.40	1.52	1.17
Discontinued operations	(0.03)	0.02	0.03	0.01
Net income	$0.33	0.42	1.55	1.18
(a) Earnings per share may not add due to rounding.

Weighted-average shares
Basic	48.0	47.5	47.8	48.2
Diluted	48.2	47.7	48.1	48.4

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

	Fourth Quarter		Full Year
	2011	2010	2011	2010
NON-SEGMENT INCOME (EXPENSE)

Corporate and former operations:
General and administrative	$(15.3)	(11.2)	(46.6)	(38.6)
Retirement costs (former operations and frozen plans)	(6.2)	(6.0)	(24.8)	(22.7)
Subtotal	(21.5)	(17.2)	(71.4)	(61.3)

Other amounts not allocated to segments:
Royalty income:
Brand licensing fees from BHS	-	-	-	4.9
Other	0.3	0.8	1.7	2.1
Business acquisitions and dispositions:
Remeasurement of previously held ownership interest to fair value	-	(13.7)	0.4	(13.7)
Bargain purchase of Mexican CIT business	-	5.1	2.1	5.1
Gain on sale of U.S. Document Destruction business	-	-	6.7	-
Gains on sale of property and other assets	0.2	-	0.7	0.3
Subtotal	0.5	(7.8)	11.6	(1.3)

Non-segment income (expense)	$(21.0)	(25.0)	(59.8)	(62.6)

OTHER OPERATING INCOME (EXPENSE) (a)

Share in earnings of equity affiliates	$1.4	0.9	4.8	3.9
Royalty income	0.3	0.8	1.7	7.6
Gains (losses) on sales of property and other assets	-	-	1.2	1.2
Impairment losses	(3.9)	(0.2)	(4.7)	(0.7)
Business acquisitions and dispositions:
Gain on sale of U.S. Document Destruction business	-	-	6.7	-
Bargain purchase of Mexican CIT business	-	5.1	2.1	5.1
Remeasurement of previously held ownership interest to fair value	-	(13.7)	0.4	(13.7)
Deconsolidation of Brink’s Belgium and write-down to fair value	-	(13.4)	-	(13.4)
Settlement charge related to Belgium bankruptcy	-	-	(10.1)	-
Foreign currency items:
Transaction gains (losses)	(2.8)	0.9	(4.2)	(4.0)
Hedge gains	0.6	-	2.2	-
Other	1.9	1.2	3.1	4.5
Other operating income (expense)	$(2.5)	(18.4)	3.2	(9.5)

(a)	Includes segment and non-segment other operating income and expense.

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

	Fourth Quarter		Full Year
	2011	2010	2011	2010
SELECTED CASH FLOW INFORMATION

Capital expenditures
International	$59.2	39.5	144.8	110.7
North America	18.3	6.8	51.4	38.1
Capital expenditures	77.5	46.3	196.2	148.8

Capital Leases (a)
International	0.6	0.2	7.6	4.1
North America	2.4	13.3	35.4	29.8
Capital leases	3.0	13.5	43.0	33.9

Total
International	59.8	39.7	152.4	114.8
North America	20.7	20.1	86.8	67.9
Total	$80.5	59.8	239.2	182.7

(a)
Represents the amount of property and equipment acquired using capital leases.  Since the assets are acquired without using cash, the amounts are not included in the consolidated cash flow statement.  Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years.

Depreciation and amortization
International	$26.9	24.9	105.8	92.6
North America	15.0	11.7	56.6	44.0
Depreciation and amortization	$41.9	36.6	162.4	136.6

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Acquisitions and Asset Dispositions (a)	Belgium Settlement Charge (b)	Mexico Employee Benefit Settlement Losses (c)	CEO Retirement Costs (d)	U.S. Retirement Plans (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis

	First Quarter 2011
Operating profit:
International	$45.2	-	-	-	-	-	-	45.2
North America	6.8	-	-	-	-	0.7	-	7.5
Segment operating profit	52.0	-	-	-	-	0.7	-	52.7
Non-segment	(15.0)	(0.4)	-	-	-	6.2	-	(9.2)
Operating profit	$37.0	(0.4)	-	-	-	6.9	-	43.5

Amounts attributable to Brink’s:
Income from continuing operations	$18.9	(3.0)	-	-	-	4.4	(1.5)	18.8
Diluted EPS – continuing operations	0.39	(0.06)	-	-	-	0.09	(0.03)	0.39

	Second Quarter 2011
Operating profit:
International	$26.2	-	10.1	1.0	-	-	-	37.3
North America	10.4	-	-	-	-	0.8	-	11.2
Segment operating profit	36.6	-	10.1	1.0	-	0.8	-	48.5
Non-segment	(16.2)	-	-	-	-	6.2	-	(10.0)
Operating profit	$20.4	-	10.1	1.0	-	7.0	-	38.5

Amounts attributable to Brink’s:
Income from continuing operations	$5.3	-	6.4	0.7	-	4.4	0.2	17.0
Diluted EPS – continuing operations	0.11	-	0.13	0.01	-	0.09	-	0.35

	Third Quarter 2011
Operating profit:
International	$61.4	-	-	0.7	-	-	-	62.1
North America	8.7	-	-	-	-	0.8	-	9.5
Segment operating profit	70.1	-	-	0.7	-	0.8	-	71.6
Non-segment	(7.6)	(9.3)	-	-	-	6.2	-	(10.7)
Operating profit	$62.5	(9.3)	-	0.7	-	7.0	-	60.9

Amounts attributable to Brink’s:
Income from continuing operations	$31.5	(6.6)	-	0.5	-	4.4	(1.1)	28.7
Diluted EPS – continuing operations	0.66	(0.14)	-	0.01	-	0.09	(0.02)	0.60

See page 14 for notes.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gains on Acquisitions and Asset Dispositions (a)	Belgium Settlement Charge (b)	Mexico Employee Benefit Settlement Losses (c)	CEO Retirement Costs (d)	U.S. Retirement Plans (e)	Adjust Income Tax Rate (f)	Non-GAAP Basis

	Fourth Quarter 2011
Operating profit:
International	$66.9	-	-	0.4	-	-	-	67.3
North America	5.5	-	-	-	-	0.9	-	6.4
Segment operating profit	72.4	-	-	0.4	-	0.9	-	73.7
Non-segment	(21.0)	-	-	-	4.1	6.2	-	(10.7)
Operating profit	$51.4	-	-	0.4	4.1	7.1	-	63.0

Amounts attributable to Brink’s:
Income from continuing operations	$17.3	-	-	0.3	2.6	4.5	2.4	27.1
Diluted EPS – continuing operations	0.36	-	-	0.01	0.05	0.09	0.05	0.56

	Full Year 2011
Operating profit:
International	$199.7	-	10.1	2.1	-	-	-	211.9
North America	31.4	-	-	-	-	3.2	-	34.6
Segment operating profit	231.1	-	10.1	2.1	-	3.2	-	246.5
Non-segment	(59.8)	(9.7)	-	-	4.1	24.8	-	(40.6)
Operating profit	$171.3	(9.7)	10.1	2.1	4.1	28.0	-	205.9

Amounts attributable to Brink’s:
Income from continuing operations	$73.0	(9.6)	6.4	1.5	2.6	17.7	-	91.6
Diluted EPS – continuing operations	1.52	(0.20)	0.13	0.03	0.05	0.37	-	1.90
Amounts may not add due to rounding.

(a)
To eliminate gain recognized on the sale of the U.S. document destruction business, gains on available-for-sale equity and debt securities, gains related to acquisition of controlling interest in subsidiaries that were previously accounted for as equity or cost method investments, and gains on sales of former operating assets, as follows:

	First Quarter 2011		Third Quarter 2011		Full Year 2011
	Operating Profit	EPS	Operating Profit	EPS	Operating Profit	EPS
Sale of U.S. Document Destruction business	$-	-	(6.7)	(0.09)	(6.7)	(0.09)
Gains on available-for-sale equity and debt securities	-	(0.05)	-	-	-	(0.05)
Acquisition of controlling interests	(0.4)	(0.01)	(2.1)	(0.04)	(2.5)	(0.05)
Sale of former operating assets	-	-	(0.5)	(0.01)	(0.5)	(0.01)
	$(0.4)	(0.06)	(9.3)	(0.14)	(9.7)	(0.20)

(b)	To eliminate settlement charge related to exit of Belgium cash-in-transit business.
(c)
To eliminate employee benefit settlement loss related to Mexico.  Portions of Brink’s Mexican subsidiaries’ accrued employee termination benefit were paid in the second and third quarters of 2011.  The employee termination benefit is accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits. Accordingly, the severance payments resulted in settlement losses.

(d)	To eliminate the costs related to the retirement of the former CEO.
(e)	To eliminate expenses related to U.S. retirement liabilities.
(f)	To adjust effective income tax rate to be equal to the full-year non-GAAP effective income tax rate. The non-GAAP effective tax rate for 2011 is 38.6%.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Remeasure Venezuelan Net Monetary Assets (a)	Royalty (b)	Exit Belgium CIT Business (c)	Mexico Acquisition (d)	Non-Segment Asset Sales (e)	U.S. Retirement Plans (f)	U.S. Healthcare Legislation Tax Charge (g)	Adjust Income Tax Rate (h)	Non-GAAP Basis

	First Quarter 2010
Operating profit:
International	$24.5	4.9	-	-	-	-	-	-	-	29.4
North America	10.4	-	-	-	-	-	(0.3)	-	-	10.1
Segment operating profit	34.9	4.9	-	-	-	-	(0.3)	-	-	39.5
Non-segment	(11.1)	-	(1.8)	-	-	-	4.9	-	-	(8.0)
Operating profit	$23.8	4.9	(1.8)	-	-	-	4.6	-	-	31.5

Amounts attributable to Brink’s:
Income from continuing operations	$(4.8)	3.0	(1.1)	-	-	-	2.9	13.7	0.6	14.3
Diluted EPS – continuing operations	(0.10)	0.06	(0.02)	-	-	-	0.06	0.28	0.01	0.29

	Second Quarter 2010
Operating profit:
International	$33.8	(1.7)	-	-	-	-	-	-	-	32.1
North America	10.3	-	-	-	-	-	(0.1)	-	-	10.2
Segment operating profit	44.1	(1.7)	-	-	-	-	(0.1)	-	-	42.3
Non-segment	(12.6)	-	(1.9)	-	-	-	5.9	-	-	(8.6)
Operating profit	$31.5	(1.7)	(1.9)	-	-	-	5.8	-	-	33.7

Amounts attributable to Brink’s:
Income from continuing operations	$20.7	(1.0)	(1.2)	-	-	-	3.6	-	(3.8)	18.3
Diluted EPS – continuing operations	0.42	(0.02)	(0.02)	-	-	-	0.07	-	(0.08)	0.37

	Third Quarter 2010
Operating profit:
International	$52.6	-	-	-	-	-	-	-	-	52.6
North America	5.4	-	-	-	-	-	(0.1)	-	-	5.3
Segment operating profit	58.0	-	-	-	-	-	(0.1)	-	-	57.9
Non-segment	(13.9)	-	(1.2)	-	-	-	5.9	-	-	(9.2)
Operating profit	$44.1	-	(1.2)	-	-	-	5.8	-	-	48.7

Amounts attributable to Brink’s:
Income from continuing operations	$21.7	-	(0.7)	-	-	-	3.6	-	0.9	25.5
Diluted EPS – continuing operations	0.45	-	(0.01)	-	-	-	0.08	-	0.02	0.53

See page 16 for notes.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Remeasure Venezuelan Net Monetary Assets (a)	Royalty (b)	Exit Belgium CIT Business (c)	Mexico Acquisition (d)	Non-Segment Asset Sales (e)	U.S. Retirement Plans (f)	U.S. Healthcare Legislation Tax Charge (g)	Adjust Income Tax Rate (h)	Non-GAAP Basis

	Fourth Quarter 2010
Operating profit:
International	$53.9	-	-	13.4	-	-	-	-	-	67.3
North America	18.0	-	-	-	-	-	(0.5)	-	-	17.5
Segment operating profit	71.9	-	-	13.4	-	-	(0.5)	-	-	84.8
Non-segment	(25.0)	-	-	-	8.6	-	6.0	-	-	(10.4)
Operating profit	$46.9	-	-	13.4	8.6	-	5.5	-	-	74.4

Amounts attributable to Brink’s:
Income from continuing operations	$19.2	-	-	7.8	8.6	(3.0)	3.4	-	2.3	38.3
Diluted EPS – continuing operations	0.40	-	-	0.16	0.18	(0.06)	0.07	-	0.05	0.80

	Full Year 2010
Operating profit:
International	$164.8	3.2	-	13.4	-	-	-	-	-	181.4
North America	44.1	-	-	-	-	-	(1.0)	-	-	43.1
Segment operating profit	208.9	3.2	-	13.4	-	-	(1.0)	-	-	224.5
Non-segment	(62.6)	-	(4.9)	-	8.6	-	22.7	-	-	(36.2)
Operating profit	$146.3	3.2	(4.9)	13.4	8.6	-	21.7	-	-	188.3

Amounts attributable to Brink’s:
Income from continuing operations	$56.8	2.0	(3.0)	7.8	8.6	(3.0)	13.5	13.7	-	96.4
Diluted EPS – continuing operations	1.17	0.04	(0.06)	0.16	0.18	(0.06)	0.28	0.29	-	1.99
Amounts may not add due to rounding.

(a)
To reverse remeasurement gains and losses in Venezuela.  For accounting purposes, Venezuela is considered a highly inflationary economy.  Under U.S. GAAP, subsidiaries that operate in Venezuela record gains and losses in earnings for the remeasurement of bolivar fuerte-denominated net monetary assets.

(b)	To eliminate royalty income from former home security business.
(c)	To eliminate loss on exit of Beligum cash-in-transit business.
(d)	To eliminate loss recognized related to acquisition of controlling interest in subsidiary previously accounted for as cost method investment and bargain purchase gain in Mexico.
(e)	To eliminate exchange of marketable equity securities.
(f)	To eliminate expenses related to U.S. retirement liabilities.
(g)	To eliminate $13.7 million of tax expense related to the reversal of a deferred tax asset as a result of U.S. healthcare legislation.
(h)	To adjust the effective income tax rate to be equal to the full-year non-GAAP effective income tax rate. The non-GAAP effective tax rate for 2010 was 36.2%.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Change to Parallel Rate (a)	Venezuelan Currency Losses (b)	Acquisition Gain (c)	Royalty (d)	Non-Segment Asset Sales (e)	U.S. Retirement Plans (f)	Adjust Income Tax Rate (g)	Non-GAAP Basis

	Full Year 2009
Revenues:
EMEA	$1,257.5	-	-	-	-	-	-	-	1,257.5
Latin America	904.7	(237.9)	-	-	-	-	-	-	666.8
Asia Pacific	78.7	-	-	-	-	-	-	-	78.7
International	2,240.9	(237.9)	-	-	-	-	-	-	2,003.0
North America	894.1	-	-	-	-	-	-	-	894.1
Revenues:	$3,135.0	(237.9)	-	-	-	-	-	-	2,897.1
Operating profit:
International	$156.8	(43.0)	4.5	-	-	-	-	-	118.3
North America	56.6	-	-	-	-	-	(2.0)	-	54.6
Segment operating profit	213.4	(43.0)	4.5	-	-	-	(2.0)	-	172.9
Non-segment	(46.6)	-	22.5	(14.9)	(6.8)	(9.6)	20.7	-	(34.7)
Operating profit	$166.8	(43.0)	27.0	(14.9)	(6.8)	(9.6)	18.7	-	138.2

Amounts attributable to Brink’s:
Income from continuing operations	$195.7	(23.2)	25.2	(14.9)	(4.3)	(5.9)	11.7	(117.6)	66.7
Diluted EPS – continuing operations	4.11	(0.49)	0.53	(0.31)	(0.09)	(0.12)	0.25	(2.48)	1.40

Amounts may not add due to rounding.

(a)
To reduce revenues and segment operating income to reflect the 2009 results of Venezuelan subsidiaries had they been translated using the parallel currency exchange rate in effect at the time.  The average parallel exchange rate used for the non-GAAP full-year earnings was 6.00 bolivar fuertes to the U.S. dollar, compared to an average rate of 2.21 bolivar fuertes to the U.S. dollar that was used for the GAAP financial statements.  The official rate of 2.15 bolivar fuertes to the U.S. dollar was used for translation of Venezuela for most of 2009 until the parallel rate was adopted during December.  The use of the weaker rate to translate 2009’s non-GAAP revenues and earnings of the Venezuelan subsidiaries decreased each measure by 63%.

(b)
To eliminate currency losses incurred in Venezuela related to increases in cash held in U.S. dollars by Venezuelan subsidiaries.  These losses would not have been incurred had the operations been translated at the parallel rate.

(c)	To eliminate gains/losses recognized related to acquisitions of controlling interests in subsidiaries that were previously accounted for as equity method investments.
(d)	To eliminate royalty income from former home security business.
(e)	To eliminate 2009 non-segment gains on sales of property and other assets and 2010 exchange of marketable equity securities.
(f)	To eliminate expenses related to U.S. retirement liabilities.
(g)
The full-year 2009 non-GAAP tax expense excludes $118 million of income tax benefits related to the reduction in the amount of valuation allowance needed for U.S. deferred tax assets as a result of improved investments in retirement plans and improved credit markets as well as the tax effect of the other pretax non-GAAP adjustments.  The full-year non-GAAP effective income tax rate for 2009 was 36.8%.  Each of the 2009 quarters has been adjusted to reflect the full-year 2009 effective income tax rate of 36.8% on a non-GAAP basis.

The Brink’s Company and subsidiaries
Other Reconciliations to GAAP (Unaudited)
(In millions)

NON-GAAP CASH FLOWS FROM OPERATING ACTIVITIES – RECONCILED TO AMOUNTS REPORTED UNDER U.S. GAAP
	Years Ended December 31,
	2011	2010
Cash flows from operating activities – GAAP	$247.0	235.3
Decrease (increase) in certain customer obligations (a)	11.7	(38.5)
Cash outflows (inflows) related to discontinued operations (b)	(1.4)	9.9

Cash flows from operating activities – Non-GAAP	$257.3	206.7

(a)
To eliminate the change in the balance of customer obligations related to cash received and processed in certain of our secure cash logistics operations. The title to this cash transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

(b)	To eliminate cash flows related to our discontinued operations.

Non-GAAP cash flows from operating activities are supplemental financial measures that are not required by, or presented in accordance with GAAP. The purpose of the non-GAAP cash flows from operating activities is to report financial information excluding the impact of cash received and processed in certain of our secure cash logistics operations and without cash flows from discontinued operations.  Brink’s believes these measures are helpful in assessing cash flows from operations, enable period-to-period comparability and are useful in predicting future operating cash flows. Non-GAAP cash flows from operating activities should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.

NET DEBT RECONCILED TO GAAP	December 31,
	2011	2010
Debt:
Short-term debt	$25.4	36.5
Long-term debt	364.0	352.7
Total Debt	389.4	389.2

Cash and cash equivalents	182.9	183.0
Less amounts held by certain cash logistics operations (a)	(25.1)	(38.5)
Amount available for general corporate purposes	157.8	144.5

Net Debt	$231.6	244.7

(a)
Title to cash received and processed in certain of our secure cash logistics operations transfers to us for a short period of time.  The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt.

Net Debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP.  We use Net Debt as a measure of our financial leverage.  We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets.  Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2011, and December 31, 2010.  Net Debt excluding cash and debt in Venezuelan operations was $242 million at December 31, 2011, and $251 million at December 31, 2010.

The Brink’s Company and subsidiaries
Other Reconciliations to GAAP (Unaudited)
(In millions)

DISCOUNTED CASH FLOWS AT PLAN DISCOUNT RATES – RECONCILED TO AMOUNTS REPORTED UNDER U.S. GAAP
	December 31, 2011
	Primary U.S. pension plan (b)	UMWA plans (c)	Other unfunded U.S. plans	Total

Funded status of U.S. retirement plans – GAAP	$279	262	87	628
Present value of projected earnings of plan assets (a)	(82)	(57)	-	(139)

Discounted cash flows at plan discount rates – Non-GAAP	$197	205	87	489

Plan discount rate	4.60%	4.40%
Expected return of assets	8.25%	8.50%

(a)
Under GAAP, the funded status of a benefit plan is reduced by the fair market value of plan assets at the balance sheet date, and the present value of the projected earnings on plan assets does not reduce the funded status at the balance sheet date.  The non-GAAP measure presented above additionally reduces the funded status as computed under GAAP by the present value of projected earnings of plan assets using the expected return on asset assumptions of the respective plan.

(b)
For the primary U.S. pension plan, we are required by ERISA regulations to maintain minimum funding levels, and as a result, we estimate we will be required to make minimum required contributions from 2012 to 2017.  We have estimated that we will achieve the required funded ratio after the 2017 contribution.

(c)
There are no minimum funding requirements for the UMWA plans because they are not covered by ERISA funding regulations.  Using assumptions at the end of 2011, we project that the plan assets plus expected earnings on those investments will cover the benefit payments for these plans until 2023.  We project that Brink’s will be required to contribute cash to the plan beginning in 2023 to pay beneficiaries.

Discounted cash flows at plan discount rates are supplemental financial measures that are not required by, or presented in accordance with GAAP.  The purpose of the discounted cash flows at plan discount rate is to present our retirement obligations after giving effect to the benefit of earning a return on plan assets.  We believe this measure is helpful in assessing the present value of future funding requirements of the company in order to meet plan benefit obligations.  Discounted cash flows at plan discount rates should not be considered as an alternative to the funded status of the U.S. retirement plans at December 31, 2011, as determined in accordance with GAAP and should be read in conjunction with our consolidated balance sheets.

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